Exhibit 99.1

Absci Reports Third Quarter 2021 Financial and Operating Results
VANCOUVER, Wash. November 9, 2021 – Absci Corporation (Nasdaq: ABSI), the drug and target discovery company harnessing deep learning AI and synthetic biology to expand the therapeutic potential of proteins, today reported financial and operating results for the quarter ended September 30, 2021.
“At Absci, our team of Unlimiters is building technology to enable better, faster, smarter biologic drug and target discovery and cell line development,” said Sean McClain, founder and CEO. “2021 continues to be a transformative year for our organization, with the business experiencing tremendous momentum, highlighted by strategic acquisitions and partnerships, important additions to the team in key roles, and our debut as a public company – all on top of the scientific innovation we do each and every day. We continue to have success in integrating our recent acquisitions, and we are already generating exciting opportunities from our expanded platform, including signing our first major multi-program discovery deal last month.”

Third Quarter 2021 and Recent Highlights
•Hired additional experienced employees, including vital areas of data science, artificial intelligence, intellectual property, and research and development. Absci's team now includes nearly 220 Unlimiters.
•Continued integrating our acquisitions, further developing AI-enabled discovery capabilities and beginning to capitalize on drug discovery opportunities enabled through Absci's expanded platform.
•Announced a partnership with EQRx to discover and develop next-generation protein-based drugs. The partnership will leverage Absci’s Drug Creation™ technology for discovery and development activities, along with EQRx’s clinical development expertise and commercial capabilities, to advance next-generation, protein-based therapeutics at more affordable costs for patients. EQRx and Absci will collaborate to jointly engineer and develop several clinical candidates across multiple therapeutic areas, including oncology and immunology.
Third Quarter 2021 Financial Results
Revenue was $1.5 million for the three months ended September 30, 2021 compared to $0.9 million for the three months ended September 30, 2020.
Research and development expenses were $10.7 million for the third quarter of 2021, as compared to $2.7 million for the corresponding prior year period. This increase was primarily driven by additional investments in platform expansion, including data initiatives and AI capabilities.
Selling, general, and administrative expenses were $9.7 million for the third quarter of 2021, as compared to $1.3 million for the corresponding prior year period. This increase was primarily due to personnel-related costs and other expenses related to being a publicly traded company.

Exhibit 99.1
Net loss was $23.6 million for the third quarter of 2021, as compared to $3.7 million for the corresponding prior year period, which includes a non-cash charge of $3.6 million related to the revaluation of convertible notes and preferred stock warrants.
Cash and cash equivalents were $279.3 million as of September 30, 2021. On July 26, 2021, Absci completed its initial public offering, raising approximately $210 million of net proceeds, after deducting underwriting discounts and commissions and offering expenses.
Webcast Information
Absci will host a conference call to discuss the third quarter 2021 financial results before market open on Tuesday, November 9, 2021 at 5:30 a.m. Pacific Time / 8:30 a.m. Eastern Time. A webcast of the conference call can be accessed at http://investors.absci.com. The webcast will be archived and available for replay for at least 90 days after the event.

About Absci
Absci is the drug and target discovery company harnessing deep learning and synthetic biology to expand the therapeutic potential of proteins. We built our Integrated Drug Creation™ Platform to identify novel drug targets, discover optimal biotherapeutic candidates, and generate the cell lines to manufacture them in a single efficient process. Biotech and pharma innovators partner with us to create the next generation of protein-based drugs, including those that may be impossible to make with other technologies. Our goal is to enable the development of better medicines by Translating Ideas into Drugs™. For more information visit www.absci.com and follow us on social media: Twitter: @Abscibio, LinkedIn: @absci.
Availability of Other Information about Absci

Investors and others should note that we routinely communicate with investors and the public using our website (www.absci.com) and the “Investors” section of our website (investors.absci.com), including without limitation, through the posting of investor presentations, SEC filings, press releases, public conference calls and webcasts on these websites. The information that we post on these websites could be deemed to be material information. As a result, investors, the media, and others interested in Absci are encouraged to review this information on a regular basis. The contents of our website, or any other website that may be accessed from our website, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Exhibit 99.1
Forward-Looking Statements
Certain statements in this press release that are not historical facts are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements containing the words “will,” “pursues,” “anticipates,” “plans,” “believes,” “forecast,” “estimates,” “expects,” and “intends,” or similar expressions. We intend these forward-looking statements, including statements regarding technology development efforts, integrating acquisitions and partnerships, expanding our platform, scientific innovation efforts, drug discovery and development activities, potential costs of therapeutics, and clinical candidate development, to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, and we make this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies, and prospects, which are based on the information currently available to us and on assumptions we have made. We can give no assurance that the plans, intentions, expectations, or strategies will be attained or achieved, and, furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, risks and uncertainties relating to our ability to effectively collaborate on drug discovery and development activities with our partners; along with those risks set forth in our most recent periodic report filed with the U.S. Securities and Exchange Commission, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the U.S. Securities and Exchange Commission. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
Investor Contact:
investors@absci.com
Media Contact:
press@absci.com

Exhibit 99.1
Absci Corporation
Condensed Consolidated Statements of Operations (unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(In thousands, except for share and per share data)	2021	2020	2021	2020
Revenues
Technology development revenue	$1,390	$922	$2,922	$1,964
Collaboration revenue	149	(6)	408	88
Total revenues	1,539	916	3,330	2,052
Operating expenses
Research and development	10,730	2,692	28,820	6,851
Selling, general and administrative	9,733	1,257	19,597	3,089
Depreciation and amortization	2,218	331	3,895	780
Total operating expenses	22,681	4,280	52,312	10,720
Operating loss	(21,142)	(3,364)	(48,982)	(8,668)
Other income (expense)
Interest expense	(768)	(172)	(3,232)	(459)
Other income (expense), net	(3,427)	(212)	(31,377)	(287)
Total other expense, net	(4,195)	(384)	(34,609)	(746)
Loss before income taxes	(25,337)	(3,748)	(83,591)	(9,414)
Income tax benefit	1,703	—	7,797	—
Net loss	(23,634)	(3,748)	(75,794)	(9,414)
Adjustment of redeemable preferred units and stock	—	(9,215)	—	(34,336)
Cumulative undeclared preferred stock dividends	(242)	—	(2,284)	—
Net loss applicable to common stockholders and unitholders	$(23,876)	$(12,963)	$(78,078)	$(43,750)

Net loss per share attributable to common stockholders and unitholders: Basic and diluted	$(0.33)	$(0.85)	$(2.16)	$(2.88)

Weighted-average common shares and units outstanding: Basic and diluted	73,291,288	15,215,747	36,177,105	15,215,747

Exhibit 99.1
Absci Corporation
Condensed Consolidated Balance Sheets (unaudited)

	September 30,	December 31,
(In thousands, except for share and per share data)	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$279,262	$69,867
Restricted cash	10,512	—
Receivables under development arrangements	714	1,594
Prepaid expenses and other current assets	10,177	1,773
Total current assets	300,665	73,234
Operating lease right-of-use assets	7,378	4,476
Property and equipment, net	44,090	8,909
Intangibles, net	55,835	—
Goodwill	23,013	—
Restricted cash, long-term	16,843	1,841
Other long-term assets	1,295	109
TOTAL ASSETS	$449,119	$88,569
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND OTHER STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$6,372	$2,116
Accrued expenses	15,275	1,569
Loans payable	—	632
Long-term debt, current	2,400	903
Operating lease obligations, current	1,461	770
Financing lease obligations, current	2,772	1,475
Deferred revenue, current	1,968	2,630
Total current liabilities	30,248	10,095
Convertible promissory notes	—	—
Long-term debt - net of current portion	1,712	4,141
Operating lease obligations - net of current portion	9,362	3,813
Finance lease obligations - net of current portion	4,008	2,766
Deferred tax, net	3,525	—
Deferred revenue	122	—
Other long-term liabilities	12,129	749
TOTAL LIABILITIES	61,106	21,564
Commitments
Redeemable convertible preferred stock, $0.0001 par value	—	156,433
OTHER STOCKHOLDERS' DEFICIT
Preferred stock, $0.0001 par value	—	—
Common stock, $0.0001 par value	9	2
Additional paid-in capital	553,878	635
Accumulated deficit	(165,859)	(90,065)
Accumulated other comprehensive loss	(15)	—
TOTAL OTHER STOCKHOLDERS' DEFICIT	388,013	(89,428)
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND OTHER STOCKHOLDERS' DEFICIT	$449,119	$88,569